                                                                    EXHIBIT 10.3

                             AMENDED AND RESTATED
                       RIGHT OF FIRST REFUSAL AGREEMENT


     This amended and restated right of first refusal agreement (the "Agreement") is entered into as of May 1, 1998 by and among Einstein/Noah Bagel Corp., a Delaware corporation ("ENBC"), Harlan Bakeries, Inc., an Indiana corporation ("Harlan"), Hal P. Harlan, Hugh P. Harlan and Doug H. Harlan (collectively, the "Harlans").

                                   RECITALS
                                   --------

     The Harlans own all of the outstanding capital stock of Harlan. Harlan has constructed a new production facility (the "Production Facility") adjacent to its existing production facility in Avon, Indiana, and Harlan Bagel Supply Company, LLC, an Indiana limited liability company (the "Supplier"), ENBC, Harlan and the Harlans have previously entered into a project and approved supplier agreement dated as of May 24, 1996, as amended (the "Prior Approved Supplier Agreement"), pursuant to which the Supplier has agreed to supply raw frozen bagel dough products to ENBC and other approved purchasers, and concurrent with the execution and delivery of this agreement they are entering into an Amended and Restated Project and Approved Supplier Agreement (the "Approved Supplier Agreement").

     ENBC, Harlan and the Harlans have previously entered into a right of first refusal agreement, pursuant to which ENBC has a right of first refusal to obtain the shares of capital stock or assets of Harlan (the "Prior Right of First Refusal Agreement"). In order to reflect the parties' understanding with respect to the option, and to amend, restate, replace and substitute in full under the prior Right of First Refusal Agreement, the parties desire to enter into this Agreement.

                                   COVENANTS
                                   ---------

     In consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

     1.   RESTRICTIONS ON TRANSFER.  Subject to the provisions of Section 7
          ------------------------
hereof, each of the Harlans agrees that he shall not, at any time prior to the Termination Date (as hereinafter defined), sell, assign, transfer, pledge or otherwise dispose of any shares of capital stock of Harlan ("Shares") owned by him, except in accordance with the provisions of Section 2 hereof or in a Permitted Transfer (as hereinafter defined). All certificates representing Shares owned or hereafter acquired by the Harlans, or any transferee of the Harlans bound by this Agreement shall have affixed thereto a legend substantially in the following form:

          "The sale or other disposition of any of the shares represented by this certificate is restricted by a Right of First Refusal Agreement among the registered owner of this certificate, ENBC and the other shareholders of the Company, a copy of which is available for inspection at the offices of the Company."

     2.   RIGHT OF FIRST REFUSAL TO PURCHASE SHARES OF CAPITAL STOCK.
          ----------------------------------------------------------
Subject to the provisions of Sections 7 and 8 hereof, in the event Harlan or any of the Harlans (the "Seller") desires to sell any Shares, at any time prior to the Termination Date, except in a Permitted Transfer, the Seller shall first give written notice (a "Share Sale Notice") to ENBC of any such proposed sale, which Notice shall state the name and address of the proposed purchaser, the number of Shares to be sold and the price, terms of payment and conditions of such proposed sale. ENBC shall thereupon have the right, for a period of 45 days from the date of the Share Sale Notice, to purchase such Shares at the price and, except as provided herein as to the medium of payment, on the terms and conditions stated in the Share Sale Notice. ENBC may exercise such right by giving a notice of exercise to the Seller, which notice shall specify a place of closing, a closing date, which shall not be later than 30 days following the date of such notice of exercise, (or, if later, two business days after the expiration or termination of any waiting period under the HSR Act (as hereinafter defined)) and the consideration which ENBC elects to deliver upon the closing, which may consist of the medium of payment provided for in the Share Sale Notice, shares of common stock of ENBC ("ENBC Stock"), shares of common stock ("BCI Stock") of Boston Chicken, Inc. ("BCI"), cash, or any combination of the foregoing, provided, however, that such consideration may consist of ENBC Stock or BCI Stock (the issuer of such stock being referred to herein as the "Issuer") only if (a) the average closing sales price per share of such stock of the Issuer as quoted on the NASDAQ National Market, as reported in the Wall Street Journal (Western Edition), or as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the Closing Date (as hereinafter defined) (the "Share Price") is at least $10, and (b) the value of the Issuer (defined as the product of the Share Price and the total number of outstanding shares of such stock of the Issuer) is at least $300 million. In the event ENBC elects to deliver upon closing shares of ENBC Stock or shares of BCI Stock, such shares shall be registered under the Securities Act of 1933, as amended (the "1933 Act"), and shall be accompanied by a written undertaking of ENBC to pay to the Seller in cash the excess, if any, of the value of the shares so delivered, determined in the manner provided in Section 6 hereof, over the proceeds (net of commissions) from the sale of the shares, assuming all shares are sold in accordance with such reasonable conditions on the timing, daily volume and manner of sale as may be set forth in such undertaking. At the closing, ENBC shall pay the purchase price for the Shares and the Seller shall deliver to ENBC certificates evidencing the Shares accompanied, in the case of a sale of Shares by any of the Harlans, by duly executed stock powers together with a certificate signed by the Seller stating that the Shares are being sold free and clear of all liens, claims, encumbrances, charges and restrictions or transfer, except for restrictions on transfer imposed by federal and state securities laws ("Encumbrances"). In the event ENBC does not elect to purchase the Shares as provided in this Section 2 the Seller may sell such Shares to the proposed third party purchaser on the terms and conditions stated in the Share Sale Notice, but only if such sale is consummated within 60 days after the expiration of the 45-day period referred to above.

     3.   PERMITTED TRANSFERS.  The provisions of Section 2 hereof shall not
          -------------------
apply to (i) sales of shares by Harlan or the Harlans in an initial public offering, (ii) sales of shares by Harlan in a private placement (other than to Permitted Transferees), provided that the Harlans own at least 51% by vote and by value of the outstanding capital stock of Harlan after any such offering and provided further that Harlan has first offered to ENBC the opportunity to purchase the shares so offered on terms no less favorable to ENBC than the terms offered in such private placement, and (iii) transfers of Shares by any of the Harlans among themselves or to any of their spouses or descendants, any trust solely for the benefit of one or more of the Harlans, their spouses or descendants, or any corporation, partnership or limited liability company all of the stockholders, partners or members of which consist solely of one or more such persons or trusts ("Permitted Transferees"), provided that the transferee in any such transfer agrees in writing to be bound by the provisions of this Agreement ("Permitted Transfers").

     4.   RIGHT OF FIRST REFUSAL TO PURCHASE ASSETS.  Subject to the
          -----------------------------------------
provisions of Sections 7 and 8 hereof, in the event Harlan desires to sell all or substantially all of its assets, then Harlan shall first given written notice (the "Asset Sale Notice") to ENBC of any such proposed sale, which Asset Sale Notice shall state the name and address of the proposed purchaser, the assets to be sold and the price, terms of payment and conditions of such proposed sale. ENBC shall thereupon have the right, for a period of 45 days from the date of the Asset Sale Notice, to purchase such assets at the price and, except as provided herein as to the medium of payment, on the terms and conditions stated in the Asset Sale Notice. ENBC may exercise such right by giving a notice of exercise to Harlan, which notice shall specify a place of closing and a closing date which shall not be later than 30 days following the date of such notice of exercise (or, if later, two business days after the expiration or termination of any waiting period under the HSR Act (as hereinafter defined)), and the consideration which ENBC elects to deliver upon the closing, which may consist of the medium of payment provided for in the Asset Sale Notice, shares of ENBC Stock, shares of BCI Stock, cash, or any combination of the foregoing, provided, however, that such consideration may consist of ENBC Stock or BCI Stock (the issuer of such stock being referred to herein as the "Issuer") only if (a) the average closing sales price per share of such stock of the Issuer as quoted on the NASDAQ National Market, as reported in the Wall Street Journal (Western Edition), or as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the Closing Date (as hereinafter defined) (the "Share Price") is at least $10, and (b) the value of the Issuer (defined as the product of the Share Price and the total number of outstanding shares of such stock of the Issuer) is at least $300 million. In the event ENBC elects to deliver upon closing shares of ENBC Stock or shares of BCI Stock, such shares shall be registered under the 1933 Act, and shall be accompanied by a written undertaking of ENBC to pay to Harlan in cash the excess, if any, of the value of the shares so delivered, determined in the manner provided in Section 6 hereof, over the proceeds (net of commissions) from the sale of the shares, assuming all shares are sold in accordance with such reasonable conditions on the timing, daily volume and manner of sale as may be set forth in such undertaking. Such undertaking shall be assignable by Harlan to its shareholders to the extent any such shares are assigned to such shareholders. At the closing, ENBC shall pay the purchase price for the assets and Harlan shall execute and deliver to ENBC instruments of transfer sufficient to convey to ENBC all right, title and interest in and to the assets, free and clear of all Encumbrances, except as may be specified in the Asset Sale Notice. In the event ENBC does not elect to purchase the assets as provided in this Section 4 Harlan may sell such assets to the proposed third party purchaser on the terms and conditions stated in the Notice, but only if such sale is consummated within 60 days after the expiration of the 45-day period referred to above.

     5.   REGULATORY COMPLIANCE.  Upon the exercise by ENBC of its right to
          ---------------------
purchase Shares or its right to purchase assets of Harlan the parties shall promptly prepare and file with the Federal Trade Commission ("FTC") and the United States Department of Justice ("Justice Department") any notification required to be filed with respect to the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or any rules or regulations thereunder (the "HSR Act"). Each party represents and warrants to the other parties hereto that any such filing made by it shall be true and accurate in all material respects and shall conform to the requirements of the HSR Act. Each party shall promptly complete and file any required responses to requests by the FTC or the Justice Department for additional data and information. Each party shall also make available to the other parties hereto such information relative to its business, assets and property as may be required for the preparation of such notifications and reports.

     6.   VALUATION OF ENBC STOCK OR BCI STOCK.  ENBC Stock or BCI Stock
          ------------------------------------
delivered upon the closing of any transaction contemplated hereby shall be deemed to have a value equal to the average closing sales price per share of such stock as quoted on the NASDAQ National Market, as reported in the Wall Street Journal (Western Edition), or as quoted on such other market or exchange on which such shares are traded, for the ten consecutive trading days ending on the second business day prior to the date of closing.

     7.   TERMINATION.  This Agreement shall terminate upon the later of the
          -----------
expiration of the Approved Supplier Agreement or the expiration of the Lease (as defined in the Approved Supplier Agreement) (the "Termination Date"), provided, however, that if the Approved Supplier Agreement expires prior to the expiration of the Lease, then after the expiration of the Approved Supplier Agreement, ENBC shall thereafter, until expiration of the Lease, have only a right of first refusal to purchase the land and buildings owned by Harlan that consist of the Production Facility, the adjacent building and the land on which they are situated.

     8.   CERTAIN CONDITIONS FOR EXERCISE.  The exercise by ENBC of its
          -------------------------------
rights under Sections 2 and 4 hereof shall be subject to the condition that ENBC shall have paid all amounts owed by it pursuant to the Approved Supplier Agreement. In the event of a disagreement regarding any amounts payable under such agreement, the time periods for ENBC's exercise of such rights provided for in Sections 2 and 4 shall not begin to run until such disagreement has been resolved by the entry of a final nonappealable order of a court (or other decision of an arbitrator or other adjudicator that is final and binding on the parties to such agreement) or the execution and delivery of a written settlement agreement by the parties to such agreement.

     9.   AMENDMENTS.  The parties hereto may amend, modify and supplement
          ----------
this Agreement in such manner as may be agreed upon by them in writing.

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

     10.  EXPENSES.  Each party to this Agreement shall pay all of the
          --------
expenses incurred by such party in connection with this Agreement and the transactions contemplated hereby, including without limitation legal and accounting fees and expenses, and the commissions, fees and expenses of any person employed or retained by such party to bring about, or to represent it in, the transactions contemplated hereby.

     11.  BINDING AGREEMENT.  This Agreement shall be binding upon and
          -----------------
inure to the benefit of the parties hereto and their respective successors and assigns.

     12.  ENTIRE AGREEMENT.  This instrument contains the entire agreement
          ----------------
of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of the parties with respect to the subject matter hereof.

     13.  HEADINGS.  The descriptive headings in this Agreement are
          --------
inserted for convenience only and do not constitute a part of this Agreement.

     14.  COUNTERPARTS. This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be deemed an original.

     15.  NOTICES.  Any notice, request, information or other document to
          -------
be given hereunder shall be in writing. Any notice, request, information or the document shall be deemed duly given three business days after it is sent by registered or certified mail, postage prepaid, to the intended recipient, addressed as follows:

     If to Harlan, or any of the Harlans, addressed to such party at the following address:

          7597 East U.S. Highway 36
          Avon, Indiana  46168-7971

     with a copy to such party at the following address:

          Harlan Sprague Dawley, Inc.
          P.O. Box 29176
          Indianapolis, Indiana  46229
          Attention: Hal P. Harlan

     and a copy to:

          Henderson, Daily, Withrow & DeVoe
          2600 One Indiana Square
          Indianapolis, Indiana  46204
          Attention: Roberts E. Inveiss, Esq.

     If to Einstein Bros., addressed as follows:

          Einstein/Noah Bagel Corp.
          14103 Denver West Parkway
          Golden, Colorado
          Attention: Senior Vice President - Supply Chain

          with a copy to:

          Einstein/Noah Bagel Corp.
          14103 Denver West Parkway
          Golden, Colorado  80401
          Attention: General Counsel

Any party may send any notice, request, information or other document to be given hereunder using any other means (including personal delivery, courier, messenger service, fax or ordinary mail), but no such notice, request, information or other document shall be deemed duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices hereunder are to be sent to it by giving written notice of such change of address in the manner herein provided for giving notice.

     16.  GOVERNING LAW.  This Agreement shall be governed by and construed
          -------------
in accordance with the laws of the State of Colorado applicable to contracts made and to be performed wholly therein.

     17.  INJUNCTIVE RELIEF.  In the event of a breach or threatened breach
          -----------------
of any of the provisions of this Agreement, the parties acknowledge and agree that the non-breaching party will not have an adequate remedy at law and therefore will be entitled to enforce any such provision by temporary or permanent injunctive or mandatory relief as a remedy for any such breach, and that such remedy shall not be deemed to be the exclusive remedy for any such breach but shall be in addition to all other remedies.

     18.  PUBLICITY.  No press release or other public or trade
          ---------
announcement or statement related to this Agreement or the transactions contemplated hereby (or the existence of any discussions or negotiations between the parties regarding any other possible transactions) will be issued, and no disclosure of this Agreement or the terms hereof will be made, by Harlan or any of the Harlans without the prior approval of ENBC. ENBC agrees to use reasonable best efforts to consult with Harlan and the Harlans prior to issuing any press release or public or trade announcement or statement relating to this Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                      EINSTEIN/NOAH BAGEL CORP.


                                      By /s/ Paul A Srasen
                                        -------------------------
                                         Senoir Invice President
                                      HARLAN BAKERIES, INC.


                                      By   /s/ Hugh P. Harlan
                                        -------------------------
                                           /s/ Hal P. Harlan
                                      ---------------------------
                                            Hal P. Harlan

                                           /s/ Hugh P. Harlan
                                      ---------------------------
                                            Hugh P. Harlan

                                           /s/ Doug H. Harlan
                                      ---------------------------
                                            Doug H. Harlan